UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2004

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 14, 2004, Staples, Inc. (“Staples”) as Borrower entered into a Revolving Credit Agreement (“Agreement”) with Bank of America, N.A and the other lending institutions listed in the Agreement, Bank of America, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent, and HSBC Bank USA, National Association, JPMorgan Chase Bank, NA, and Wachovia Bank, National Association, as Co-Documentation Agents.  Bank of America Securities LLC acted as sole Lead Arranger and sole Book Manager under the Agreement.

The Agreement replaces a revolving credit facility entered into on June 21, 2002, by and among Staples, the lending institutions party thereto and Fleet National Bank as administrative agent which was due to expire in June 2006 (the “Prior Agreement”).  The Prior Agreement was terminated on December 14, 2004, at which time there were no borrowings outstanding thereunder.  Letters of credit issued under the Prior Agreement, which totaled approximately $62,400,000 as of December 14, 2004, were transferred to the Agreement.

The Agreement provides for a maximum borrowing of $750,000,000 and terminates on December 14, 2009.  This maximum borrowing amount may be reduced from time to time according to the terms of the Agreement.  Borrowings made pursuant to the Agreement may be syndicated loans, competitive bid loans, or swing line loans, the combined sum of which may not exceed the maximum borrowing amount.  Amounts borrowed under the Agreement may be borrowed, repaid and reborrowed from time to time until December 14, 2009.

Borrowings made pursuant to the Agreement as syndicated loans will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either (a) the base rate, described in the Agreement as the higher of the annual rate of the lead bank’s prime rate or the federal funds rate plus 0.50%, or (b) the Eurocurrency rate (a publicly published rate) plus a percentage spread based on Staples' credit rating and fixed charge coverage ratio. Borrowings made as competitive bid loans bear the competitive bid rate as specified in the applicable competitive bid.  Swing line loans bear interest that is the lesser of the base rate or the swing line rate as quoted by the Administrative Agent under the terms of the Agreement.  Under the Agreement, Staples agrees to pay a facility fee, payable quarterly, at rates that range from 0.090% to 0.250% depending on Staples' credit rating and fixed charge coverage ratio, and when applicable, a utilization fee.  The payments under this Agreement are guaranteed by the same subsidiaries of Staples that guarantee Staples’ publicly issued notes.

The Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on Staples and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, sale-leaseback transactions, subordinated debt, and transactions with affiliates.  The covenants permit Staples to use proceeds of the credit loans and letters of credit for the repayment of all amounts under the Prior Agreement and for other existing indebtedness, as permitted under the Agreement, for working capital and capital expenditures and for all other lawful corporate purposes, including payment of dividends, acquisitions of assets, capital stock of other companies and share repurchases, in each case to the extent permitted in the Agreement.  The covenants require that in the event a Staples’ subsidiary that is not currently a guarantor under the Agreement becomes a guarantor of any of Staples’ publicly issued notes or bonds, Staples shall cause such subsidiary to become a guarantor under the Agreement.  The Agreement also contains financial covenants that require Staples to maintain a minimum fixed charge coverage ratio of 1.5 and a maximum adjusted funded debt to total capitalization ratio of 0.75.

The Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any material representation or warranty made by Staples proving to be false in any material respect, certain insolvency or receivership events affecting Staples or its subsidiaries, defaults relating to other indebtedness of at least $50,000,000 in the aggregate, a change in control of Staples (as defined in the Agreement), and failure to meet the requirement that Staples and its guarantor subsidiaries shall collectively have at least $355,000,000 of consolidated EBT (as defined in the Agreement).

In the event of a default by Staples, the Administrative Agent may, and at the request of the requisite number of Lenders shall, declare all obligations under the Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the Agreement, and enforce any and all rights of the Lenders or Administrative Agent under the Agreement and related documents. For certain events of default related to insolvency and receivership, the commitments of Lenders will be automatically terminated and all outstanding obligations of Staples will become immediately due and payable.

Certain of the Lenders party to the Agreement, and their respective affiliates, have performed, and may in the future perform for Staples and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Effective December 14, 2004, the revolving credit facility by and among Staples, the lending institutions party thereto and Fleet National Bank as administrative agent (the “Prior Agreement”), which provided for a maximum borrowing of $600,000,000 and was due to expire in June 2006, was terminated. Borrowings made pursuant to the Prior Agreement bore interest at the lower of (a) the higher of the lead bank’s prime rate or the federal funds rate plus 0.50%, (b) the Eurodollar rate plus a percentage spread based upon Staples' credit rating and fixed charge coverage ratio, or (c) a competitive bid rate.  The Prior Agreement contained financial covenants that required Staples to maintain a minimum fixed charge coverage ratio of 1.5 and a maximum adjusted funded debt to total capitalization ratio of 0.75 and an affirmative covenant that required Staples to maintain at least $275,000,000 of consolidated EBIT (as defined in the Prior Agreement) for Staples and its subsidiaries that guaranteed the Prior Agreement.  As of December 14, 2004, no borrowings were outstanding under the Prior Agreement and approximately $62,400,000 of letters of credit were issued thereunder.  These letters of credit were transferred to the Agreement, a description of which is contained under Item 1.01 of this Current Report on Form 8-K.  Staples did not incur any material early termination penalties in connection with the termination of the Prior Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Staples, Inc.

Date: December 17, 2004	/s/ Jack VanWoerkom
By: Jack VanWoerkom
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Revolving Credit Agreement, dated as of December 14, 2004, by and among Staples, Inc., the Lenders named therein, Bank of America, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent, and HSBC Bank USA, National Association, JPMorgan Chase Bank, NA, and Wachovia Bank, National Association, as Co-Documentation Agents, with Bank of America Securities LLC having Acted as sole Lead Arranger and sole Book Manager